UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2015

DAKOTA TERRITORY RESOURCE CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50191	98-0201259
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

10580 N. McCarran Blvd., Building 115 – 208
Reno, NV 89503
(Address of Principal Executive Offices and Zip Code)

(775) 747-0667
(Issuer's telephone number)

Mustang Geothermal Corp
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On January 25, 2015 the Company authorized the issuance of a total of 5,200,000 options to purchase the Company’s restricted common stock. The Company’s Board of Directors authorized and implemented the options by virtue of its adopting a plan entitled the “2015 Omnibus Incentive Plan.” The options are good for a period of ten years from January 25, 2015, expiring on January 25, 2025. The exercise price per share is $0.08 cents based upon the closing price of the Company’s common stock on January 23, 2015 of $0.07 cents per share.

The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D promulgated thereunder, with respect to the issuance of the options for the sale of the restricted stock. The Purchasers of these securities were “accredited investors” pursuant to Section 501(a) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as “accredited investors.” The Company provided and made available to the Purchasers full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities.

The Purchasers acquired the options to purchase the restricted common stock for their own accounts, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. By their terms, the options are not transferable. By virtue of restrictions on the shares issuable by the Company when the options are exercised, the restricted shares so purchased cannot be sold unless pursuant to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS ITEM

9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
EX – 99.1	2015 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP

(Registrant)

Date January 29, 2015

By /s/ Richard Bachman

Richard Bachman, PRESIDENT